UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLUTTERBUG MOVE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	7340	45-4487461
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

29 Church Street
South Orange, New Jersey 07079
(201) 317-6922
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc.
2215-B Renaissance Drive
Las Vegas, Nevada 89119
(888) 921-8397
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	750,000	$0.01	$7,500	$1.02

(1) This Registration Statement covers the resale by our selling shareholders of up to 750,000 shares of common stock previously issued to the selling stockholders listed herein.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our stockholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION ON  AUGUST   , 2013
750,000 Shares of Common Stock

CLUTTERBUG MOVE MANAGEMENT, INC.
______________________________________

This prospectus relates to periodic offers and sales of 750,000 shares of our common stock by the selling security holders.

The selling shareholders will offer all or part of their common stock for resale from time to time, and will sell at a fixed price of $0.02 per share for the duration of the offering. The offering in this prospectus is considered to be an indirect primary offering by the company through the selling shareholders, and therefore the selling shareholders are deemed to be underwriters within the meaning of section 2(11) of the Securities Act.

Our common stock is presently not traded on any market or securities exchange. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

Additionally, we are deemed a shell company as defined by Rule 12b-2 of the Exchange Act, which status prevents investors from reselling our shares pursuant to Rule 144 unless and until 12 months after we are no longer considered a shell company and all the conditions of Rule 144(i) are met.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2013

PROSPECTUS SUMMARY	1
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	9
USE OF PROCEEDS	9
DETERMINATION OF OFFERING PRICE	9
DILUTION	9
MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS	11
OUR BUSINESS	18
MANAGEMENT	22
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
DESCRIPTION OF CAPITAL STOCK	26
SELLING SHAREHOLDERS	27
PLAN OF DISTRIBUTION	29
LEGAL MATTERS	30
EXPERTS	30
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
ADDITIONAL INFORMATION	30
INDEX TO FINANCIAL STATEMENTS	F-1
____________________________

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

“We,” “us,” “our company,” “our,” “Clutterbug” and the “Company” refer to Clutterbug Move Management, Inc. and Clutterbug for Seniors, LLC, but do not include the stockholders of Clutterbug Move Management, Inc.

Business Overview

Clutterbug Move Management, Inc. was incorporated on February 1, 2012 under the laws of the State of Nevada. The Company provides personalized moving assistance and organization support services to the elderly who are seeking a transition to a new location. As a senior citizen move manager, our sole officer and director services a move for the elderly including, but not limited to, space and timetable planning, downsizing belongings, sorting possessions, organizing sales and donations, overseeing the transition of items to storage, packing and unpacking, setting up our client’s new residence and arranging and planning with third party movers and storage facilities to assist our clients.

For the three and six months ended May 31, 2013, we have $984 and $252 in revenue, respectively. For the period from inception to May 31, 2013, the Company had $9,631 in revenue. We performed approximately eighteen engagements in both New York City and Northern New Jersey. Over the next 12 months, our goal is to expand our operations to Westchester County, New York and the Southern Connecticut region, which we believe can be done by increasing our marketing efforts at an approximate cost of $750  initially and an approximate monthly fee of $500. The Company must obtain additional funding before implementing the Company’s intended marketing and expansion plan. Victoria Young, our sole officer and director, has agreed to provide the necessary funding to cover these marketing expenses for the next 12 months and beyond until we are engaged in business activities that provide cash flow sufficient to cover our marketing costs. Although we believe our sole officer and director will be able to provide the funds needed to sustain our marketing expenses, we have no legal recourse against her in the event that she is unable to provide funds to the Company.

Clutterbug for Seniors, LLC was formed on December 29, 2010, under the laws of the State of New Jersey. Pursuant to the Asset Transfer Agreement dated February 1, 2012, the Company acquired all of the outstanding assets and liabilities of Clutterbug for Seniors, LLC. For more detailed information, please refer to the Asset Transfer Agreement filed as Exhibit 2.1 to this Registration Statement on Form S-1.

Risks and Key Information About the Company

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors,” beginning on page 3.  In addition to our Risk Factors section, please note the following with respect to the Company:

The Company was incorporated on February 1, 2012, has minimal business operations and limited revenues from operations, incurred a net loss for the 2012 fiscal year and posted an overall net loss since the date of inception, December 2010. We are becoming a reporting company to access the benefits we believe the capital markets can provide.  By becoming a reporting company, we believe we may have the ability to access additional capital and/or provide liquidity to our investors if a market maker will quote our common stock on the over the counter bulletin board.

Further, at this time our operations are not sufficient to pay for the costs of being a reporting company and the $7,500 from the sale of the shares being registered for resale in this amended Form S-1 registration statement are insufficient to pay for the costs of the registration of these shares.  However, pursuant to the verbal agreement filed as an exhibit to this amended Form S-1 registration statement, Victoria Young, our sole officer and director, has agreed to provide the necessary funding to cover these expenses for the next 12 months and beyond until we are engaged in business activities that provide cash flow sufficient to cover these costs.  Although we believe our sole officer and director will be able to provide the funds needed to sustain our business operations as a reporting company with the SEC, we have no legal recourse against her in the event that she is unable to provide funds to the Company.

As disclosed in the Risk Factors section and throughout this amended Form S-1 registration statement, the Company’s success depends on the personalized services of our sole officer and director, however:

•	Our sole officer and director does not have experience in managing a public company that is a reporting company with the SEC;

•	Our sole officer and director has no high level accounting or financial reporting education or experience;

•	Our sole officer and director has devoted only part-time status to the company to date; and

•	Our sole officer and director does not have extensive professional relationships in our target markets.

Although our sole officer and director has no high level accounting or financial reporting education or experience she has successfully ran our operations since inception and we believe she has the necessary legal and accounting professionals in place to be a compliant reporting company with the SEC. We believe her formal education as disclosed herein provides her with the skills necessary to manage our operations as a reporting company.

Our sole officer and director plans to devote her time as needed to the Company.  Although she does not have extensive professional relationships in our target markets, we believe we can expand our business operations by marketing senior move management services to the Care Facilities (as defined herein) and the agents who place the elderly in these residences.

The Company’s common stock will likely be a penny stock as further disclosed herein. At this time, the Company’s common stock has no market and may or may not become quoted on the over-the-counter market which will limit the selling shareholders’ ability to sell their shares and will also limit the Company’s ability to raise funds through equity financings or to use its shares as consideration. However, we believe becoming a reporting company with the potential to liquidate our common stock will make us more attractive to accessing the capital markets for our operations.

The selling shareholders will offer all or part of their common stock for resale from time to time, and will sell at a fixed price of $0.02 per share for the duration of the offering. The offering in this prospectus is considered to be an indirect primary offering by the company through the selling shareholders, and therefore the selling shareholders are deemed to be underwriters within the meaning of section 2(11) of the Securities Act.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Company, the officer and director, or any Company promoters or their affiliates do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting company. We do not believe that we are a blank check company because we have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person unless we believe it will enhance, improve or grow our business operations.  At this time, our objective is to increase our business operations by marketing our services and performing our job with quality and care to maximize value for our shareholders.

Where You Can Find Us

The Company’s principal executive office location and mailing address is 29 Church Street South Orange, New Jersey 07079. The Company’s phone number is (201) 317-6922.

Shell Company Status

We are considered a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investors from reselling our shares under Rule 144 unless and until 12 months after we are no longer considered a shell company and all the conditions of Rule 144(i) are met. We caution investors as to the highly illiquid nature of an investment in our shares.

The Offering

Shares of common stock offered by selling shareholders	750,000. This number of shares represents 8.2% of the total issued and outstanding shares. (1)

Shares of common stock outstanding before the offering	9,150,000

Shares of common stock outstanding after the offering	9,150,000

Terms of the offering
The selling shareholders will determine when and how they will sell the securities offered in this prospectus. The selling security holders will sell at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Use of proceeds	We will not receive proceeds from the resale of shares by the selling shareholders.

Ineligibility to Rely on Rule 144
The common stock being registered for resale will not be eligible for resale under Rule 144 of the Securities Act of 1933 until the conditions of Rule 144(i) are met because we are a shell company as defined in Rule 12b-2 of the Exchange Act.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

(1)	Based on 9,150,000 shares of common stock outstanding as of August 28, 2013

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We are a development stage company. We anticipate our operating expenses will increase and we may never achieve profitability.

We anticipate increases in our operating expenses, without realizing increased revenues from our operations. Within the next 12 months, these increases in expenses will be attributed to (i) administration costs, (ii) transportation costs, (iii) advertising, (iv) legal and accounting fees at various stages of operation and (v) hiring employees.

In marketing our services and expanding our business operations, we may incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that we will prove successful. Our moving services and business model will have to be developed and marketed before we can generate any consistent operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

If we are not be able to raise additional equity capital to meet our obligations as they come due, we may not be able to continue as a going concern.

If we are not successful in raising sufficient equity capital through this offering or other financing prior to the time we are able to generate sufficient cash flows to meet our obligations as they come due, we will be required to reduce our marketing efforts and business operations. We have a net loss from inception to May 31, 2013 of $40,046 and a net loss for the six months ended May 31, 2013 of $13,269. If we are not successful in increasing our revenue, reducing our expenses and raising additional capital, we may not be able to continue as a going concern.

Our sole officer and director may not be able to provide the necessary funding to continue our business operations.

Victoria Young, our sole officer and director, has agreed to provide the necessary funding to cover public company reporting expenses and other general expenses for our operations over the next 12 months and beyond until we are engaged in business activities that provide cash flow sufficient to cover these costs.  Although we believe our sole officer and director will be able to provide the funds needed to sustain our business operations as a reporting company with the SEC, we have no legal recourse against her in the event that she is unable to provide funds to the Company. If our sole officer and director is unable to provide the funds necessary to continue our operations as a reporting company we may have to cease our business operations and you may lose your entire investment in the Company.

We are still developing our business and operate in a specific market which may have an adverse effect on our results of operations.

We are a development stage company because we have commenced business operations but have not derived significant revenues therefrom. Because we do not have enough revenue at this time to sustain our business operations, currently depend on our sole officer and director for financing, and operate in a niche market which serves the elderly, there are inherent risks which may negatively impact our overall business and results of operations.

If our sole officer and director is not able to provide us with funding, we may have to cease our business operations and we will have no legal recourse against her.  Further, we specifically focus on working with the elderly and if we are unable to find elderly individuals who are in need of our services we may have to alter our business plan to cater to a more broad demographic of clients or cease our business operations.  If either of the aforementioned occurs, you may lose your entire investment in the Company.

We encounter competition in our business and our failure to compete effectively may adversely affect our ability to generate revenues.

We believe that existing and new competitors will continue to improve their services and to introduce new services with competitive price characteristics. We expect that we will be required to continue to deliver our services at competitive prices and address specific needs in the senior move management industry in order to be successful. Our competitors may develop more efficient and less expensive senior move management services, which could have a material adverse effect on our business, results of operations and financial condition.

Our management has no experience in managing and operating a public company, any failure to comply or adequately comply with any federal or state securities laws, rules, or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our management lacks high level accounting or financial reporting education or experience and has no experience in managing and operating a public company that is a reporting company with the SEC, subject to U.S. securities law, and preparing financial statements according to U.S. GAAP, and may likely rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the Securities being sold in this offering or the development of an active and liquid trading market for our common stock.

Because our management is not highly experienced in operating a senior move management business, our business operation may fail.

In addition to experience working in the industry, our sole officer and director was trained in the senior move management industry through two courses provided by the National Association of Senior Move Managers ("NASMM"). Our sole officer and director completed courses in safety and ethics and accountability as part of the process to become a certified general member of NASMM.  We have incorporated these standards into our business practices.  However, our sole officer and director does not have a high level experience in operating a senior move management company. With no high level training in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our Company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

We are dependent upon key personnel for the foreseeable future.

We are dependent on our key executive, Victoria Young, our chief executive officer, and sole director. In addition to managing the Company, Ms. Young is currently employed elsewhere. At this time, Ms. Young is the Company’s sole employee and may work up to 30 hours per week for the Company.  We have an employment agreement with Ms. Young but do not currently have a “key man” life insurance policy. Further, at the discretion of our sole officer and director, we may hire independent contractors in our Local Network (as defined below) to assist with our senior move management services as more described in our management discussion and analysis section herein. The loss of services from Ms. Young could have a material adverse effect on the operations and prospects of the Company.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

After we become a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements amounting to approximately $15,000 per year. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the NYSE. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects. If the foregoing costs associated with being a reporting company are too burdensome, we may have to decrease our officer compensation.

In addition, as stated above, our management lacks high level accounting or financial reporting education or experience and has no experience in managing and operating a public company that is a reporting company with the SEC, subject to U.S. securities law, and preparing financial statements according to U.S. GAAP (the “Reporting Laws”), and may likely rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. Management’s failure to comply with the Reporting Laws may have a material adverse effect on our business operations.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any November 30 before that time, we would cease to be an “emerging growth company” as of the following November 30, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

If we become a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Our Common Stock

We are deemed a “shell company” under the Rule 12b-2 of the Exchange Act, so resale of our shares is not permitted under Rule 144(i) until 12 months after the Company is no longer considered a shell company.

We are deemed a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investors from reselling our shares under Rule 144 unless and until 12 months after we are no longer considered a shell company and all the conditions of Rule 144(i) are met. We cannot predict that if and when we may no longer be considered as a shell company. Investors may be unable to liquidate their investment under Rule 144(i) for an indefinite long period of time.

At this time, we do not intend to register our common stock under Section 12(g) of the Exchange Act by filing a Form 8-A with the SEC.

At this time, we do not intend to register our common stock under Section 12(g) of the Exchange Act by filing a Form 8-A with the SEC. As a result, there are certain consequences to investors of the Company being a Section 15(d) registrant. As a Section 15(d) registrant, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. Thus, if we do not register our common stock under Section 12 by filing a Form 8-A, we may not have an ongoing periodic reporting obligation and we may not be subject to the SEC's proxy, tender offer, and short selling insider trading rules of Section 12 registrants.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The offering price of our common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share for the shares of common stock was determined based on the price of our private offering. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You may experience dilution of your ownership interest because we may issue additional shares of our common stock in the future.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 65,000,000 shares of common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.

Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

Our common stock is a penny stock as defined in Section 3(a)(51) of the Exchange Act.  If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

There is no assurance of a public market or that our common stock will ever trade on a recognized stock exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Since our officer and director currently owns 87.43% of the outstanding shares of common stock, investors may find that our director’s decisions are contrary to their interests.

Currently, our officer and director owns approximately 87.43% of the outstanding shares of common stock of the Company.  As a result, she may be able to elect all of our directors and control the direction of the Company, even if a substantial number of shares are sold in this offering. The director of the company’s interests may differ from the interests of other stockholders. Factors that could cause her interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

Exclusively, our director will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s director. The only assurance that the stockholders of the Company, including purchasers of the offered shares, have that the Company’s director will not abuse her discretion in executing the Company’s business affairs is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 3 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing with the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. A market maker may apply to quote our shares of common stock.  To get quoted, the Company needs to find one market maker willing to quote the Company's common stock. Only SEC-registered broker-dealers (market makers) that are members of FINRA can quote securities. The market maker must file a Form 211 with FINRA in order to start quoting.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved, or that a market maker will continue to quote our common stock and remain eligible as a market maker.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling stockholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of August 28, 2013, we had 33 holders of our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and our shareholders to do so.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The information and financial data discussed below is derived from our unaudited financial statements for the three and six months ended May 31, 2013 and the period from December 29, 2010 (Inception) to May 31, 2013. The unaudited financial statements were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the related notes contained elsewhere in this prospectus. The financial statements contained elsewhere in this prospectus fully represent our financial condition and operations; however, they are not indicative of our future performance.

Overview

Clutterbug Move Management, Inc. was incorporated on February 1, 2012, under the laws of the State of Nevada. The Company provides personalized moving assistance and organization support services to the elderly who are seeking a transition to a new location. As a senior citizen move manager, our sole officer and director services a move for the elderly including, but not limited to, space and timetable planning, downsizing belongings, sorting possessions, organizing sales and donations, overseeing the transition of items to storage, packing and unpacking, setting up our client’s new residence and arranging and planning with third party movers and storage facilities to assist our clients.

Clutterbug for Seniors, LLC was formed on December 29, 2010, under the laws of the State of New Jersey. Pursuant to the Asset Transfer Agreement dated February 1, 2012, the Company acquired all of the outstanding assets and liabilities of Clutterbug for Seniors, LLC. For more detailed information, please refer to the Asset Transfer Agreement filed as Exhibit 2.1 to the Registration Statement on Form S-1 filed on March 14, 2013.

We are general members of the National Association of Senior Move Managers (“NASMM”), which provides accreditation, ethical guidelines, best practices, as well as marketing resources and partnerships in our industry.

Plan of Operation

Over the next 12 months we intend to increase our marketing efforts and hire additional employees to assist in providing our services. Our current plan of operation is to expand our senior move management services to the elderly throughout New York City, Northern New Jersey, Westchester County, New York and the Southern Connecticut area (the “Local Network”).  At this time, we have already provided services throughout New York City and Northern New Jersey. We believe the market in the Local Network for the Company’s potential clients is large without many competitors.  NASMM lists less than 100 Seniors Move Managers in our Local Network while this region together holds large populations of residents relative to suburban regions.  We intend to focus the scope of our operations in the most densely populated urban communities of the Local Network.

The Company may finance this plan of operation through debt, equity or credit financing. If we are unable to secure this funding for our plan of operation and public company registration process, our sole officer and director has verbally agreed to provide capital to support our business operations, offering expenses and reporting expenses as disclosed in Exhibit 10.2 of our registration statement.  However, the Company has no legal recourse against our sole officer and director in the event that she is unable to provide capital for our plan of operation.

Current Focus

Our current focus is increasing our customer base and identifying new communities in our Local Network that are in need of our services. In addition, we plan to advertise through the use of the yellow pages, local circulars, the Hudson Reporter and the purchase of apparel with Company logos.  Our website is located at http://www.clutterbugseniors.com.

Shell Company Status

We are considered a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investors from reselling our shares under Rule 144 unless and until 12 months after we are no longer considered a shell company and all the conditions of Rule 144(i) are met. We caution investors as to the highly illiquid nature of an investment in our shares.

Revenue

We plan to generate revenue by advertising to potential clients (as more fully described below) and entering into strategic agreements in our Local Network to be the exclusive senior move manager for elderly care and nursing facilities (the “Care Facilities”).  We believe the Care Facilities would be inclined to enter into strategic agreements with the Company because we believe clients of the Care Facilities are uncomfortable making a transition out of their long-time home. We believe our senior move management services would benefit these Care Facilities by providing a level of comfort to their clients through personalized senior move management services.

At this time, we have not entered into any strategic agreements with any of the Care Facilities. We believe that in order to enter into strategic agreements, terms will have to be negotiated and we may have to reduce our fees as a concession to obtain business. We currently work in conjunction with the Care Facilities by receiving engagements through referrals. A referral occurs when a care facility facilitates the arrangement of our services to assist the relocation of an individual transitioning into an elderly care facility or nursing home.

We intend to use the proceeds from our private placement (i) to pay operating and business development expenses, (ii) to pay other expenses related to marketing of our moving services, and (iii) for general working capital. Amounts actually expended and the timing of expenditures may vary considerably based on several factors including our results of operations. The cost of registering the shares issued in the private placement was approximately $10,354, which exceeds the $7,500 in proceeds we received from the private placement. Additionally, the proceeds generated from our private placement are not sufficient to pay for our operating costs for the next 12 months.  As a result, the Company may finance its operations through debt, equity or credit financing. If we are unable to secure this funding, our sole officer and director has verbally agreed to provide capital to support our business operations, offering expenses and reporting expenses as disclosed in Exhibit 10.2 to this amended registration statement.  However, the Company has no recourse against our sole officer and director in the event that she is unable to provide capital.

Please see our liquidity and capital resources below for a more detailed explanation as to our plans on meeting our operating costs for 12 months from May 31, 2013, as well as those incurred in the offering.

Going Concern

As reflected in the accompanying consolidated financial statements, we are in the development stage with limited operations and a net loss of $13,369 for the three months ended May 31, 2013. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. This raises substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the potential trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If we are unable to secure additional funding in the manner noted above, our sole officer and director has verbally agreed to provide capital to support our business operations, offering expenses and reporting expenses as disclosed in Exhibit 10.2 to this amended registration statement. However, the Company has no recourse against our sole officer and director in the event that she is unable to provide capital. We believe this provides the opportunity for the Company to continue as a going concern.

Results of Operations

Results of operations for the three and six months ended May 31, 2013 as compared to the three and six months ended May 31, 2012 and the period from December 29, 2010 (Inception) to May 31, 2013.

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of income and expense items to net earnings (loss) for the respective periods presented (components may not add or subtract to totals due to rounding):

	For the three months ended May 31, 2013	For the three months ended May 31, 2012	For the six months ended May 31, 2013	For the six months ended May 31, 2012	For the period from December 29, 2010 (Inception) to May 31, 2013
				(As restated in Note 3)	(As restated in Note 3)
Revenue	$252	$1,312	$984	$1,889	$9,631
Operating Expenses
Salary expense	6,250	100	12,500	8,000	26,354
Legal and Professional	3,025	-	5,525	-	11,336
Selling, general and administrative	4,346	235	5,507	1,222	11,987
Total Operating Expenses	13,621	335	23,532	9,222	49,677
Net gain (loss) from operations	(13,369)	977	(22,548)	(18,533)	(51,246)
Net Income/(Loss)	$(13,369)	$977	$(22,548)	$(18,533)	$(51,246)

Revenue

Revenues for the three months ended May 31, 2013 were $252 derived from approximately one engagement as compared to $1,312 for the three months ended May 31, 2012, which was derived from approximately four engagements.   The decrease in revenues for the three months ended May 31, 2013 was primarily attributable to a decrease in referrals from a care facility.

Revenues for the six months ended May 31, 2013 were $984 derived from approximately three engagements as compared to $1,889 for the six months ended May 31, 2012, which was derived from approximately six engagements. The decrease in revenues for the six months ended May 31, 2013 was primarily attributable to a decrease in referrals from a care facility.

A referral occurs when a care facility facilitates the arrangement of our services to assist the relocation of an individual transitioning into an elderly care facility or nursing home.  We cannot provide any assurances that the Care Facilities will continue to refer us business to support our operations. If these Care Facilities no longer provide us with referrals it will likely have a material unfavorable impact on revenues. At this time, the Company is unaware of any material change in relationship between costs and revenues for its business operations.

Revenues for the period from December 29, 2010 (Inception) to May 31, 2013 were $9,631 derived from approximately eighteen engagements.

For each of our clients our sole officer and director performed senior move management services, including, but not limited to general home organization, item logging, storage or disposal analysis, oversight of sales of belongings, preparing and monitoring shipping of items to family and friends, preparing of residence for arrival of new home owners, oversight of physical move by third parties, organization of documents, packing and unpacking belongings, and liaising with moving companies and cleaning service providers.

The market for our services is the Local Network (as defined above), which has various Care Facilities that the elderly consider when making a moving transition.  If these Care Facilities cease business operations, stop referring us business or no longer need our services it may have an unfavorable impact on our net sales, revenues, or income from continuing operations. We believe if we increase our marketing and provide high level services we will generate enough revenue to sustain our business operations.

Operating Expenses

Operating expenses for the three months ended May 31, 2013 were $13,621 as compared to $335 for the three months ended May 31, 2012. Marketing expenses during these periods were approximately $650, and $150, respectively.   Operating expenses for the six months ended May 31, 2013 were $23,532 as compared to $9,222 for the six months ended May 31, 2012. Marketing expenses during these periods were approximately $850 and $200, respectively. Operating expenses for the period from December 29, 2010 (Inception) to May 31, 2013 were $49,677. Marketing expenses during this period was approximately $4,100.

The increase in marketing expenses for the three months ended May 31, 2013 as compared to the three months ended May 31, 2012 and the six months ended May 31, 2013 as compared to the six months ended May 31, 2012 was primarily attributable to our sole officer and director’s focus on rebuilding our website and costs associated with providing our promotional documents to Care Facilities.

The increase in operating expenses for the three months ended May 31, 2013 as compared to the three months ended May 31, 2012 and the six months ended May 31, 2013 as compared to the six months ended May 31, 2012 was primarily attributable to an increase in professional fees due for our plan in going public and salary expense to our sole officer and director to implement our business plan.

Operating expenses for the period from December 29, 2010 (Inception) to May 31, 2013 were primarily attributable to costs associated with the initial construction of our website, rebuilding of our website and costs associated with providing promotional items to Care Facilities.

Net loss

As a result of the above factors, we incurred a net loss of $13,369 for the three months ended May 31, 2013 as compared to a net gain of $977 for the three months ended May 31, 2012. We incurred a net loss of $22,548 for the six months ended May 31, 2013 as compared to a net loss of $18,533 for the six months May 31, 2012. We incurred a net loss for the period from December 29, 2010 (Inception) to May 31, 2013 of $51,246.

Liquidity and Capital Resources

As of May 31, 2013, we had $3,008 in cash. The following table provides a summary of our net cash flows from operating, investing, and financing activities.

	For the six months ended May 31, 2013	For the six months ended May 31, 2012	For the period from December 29, 2010 (Inception) to May 31, 2013

Net cash used in operating activities	$(3,947)	$1,022	(4,972)
Net cash provided by financing activities	-	$4,000	7,980
Cash used in investing activities	-	$-	-
Net increase in cash	$3,947	5,022	3,008
Cash, beginning of period	$6,955	314	-
Cash, end of period	$3,008	$5,336	3,008

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations through the sale of our common stock.

Our primary uses of cash have been the cost of moving supplies such as boxes, cartons and other containers for our client’s transition and our efforts to become a reporting company with the SEC. All funds received have been expended in the furtherance of growing our business operations, establishing our brand and making sure our work is completed with efficiency and of the highest quality. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

o	An increase in working capital requirements to finance additional marketing efforts,

o	Increases in advertising, public relations and sales promotions for existing customers and to attract new customers as the company expands, and

o	The cost of being a public company.

We are not aware of any known trends or any known demands, commitments or events that will result in our liquidity increasing or decreasing in any material way. We are not aware of any matters that would have an impact on future operations.

Our net revenues are not sufficient to fund our operating expenses. At May 31, 2013, we had a cash balance of $3,008.  Since inception, we raised $7,500 from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures.

We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than our working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise additional capital to fund our operating expenses, pay our obligations, and grow our company.

We do not anticipate that we will be profitable in 2013. Therefore our future operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the potential trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.

If we are unable to secure additional funding in the manner noted above, our sole officer and director has verbally agreed to provide capital to support our business operations and reporting expenses as disclosed in Exhibit 10.2 to this amended registration statement.  However, the Company has no recourse against our sole officer and director in the event that she is unable to provide capital.  The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

Over the next twelve months, we plan on expanding our marketing efforts in order to be able to implement our business and secure clients for senior move management assistance and support services. In order to implement our business plan, we do not need additional capital to purchase inventory, supplies or machines. However, we do need capital to be able to advertise effectively and make sure that our clients know that we can provide the services they need.  Additionally, in the next 6 months, we intend to take the following steps to further our business plan:

-	Place an advertisement on yellow pages and have them send out text messages to subscribers advertising our services;
-	Advertise in local circulars;
-	Place an advertisement in the Hudson Reporter;
-	Purchase work shirts with our business logo on it so that we can have a professional appearance when bidding for jobs and working on jobs.

These steps are all being implemented to further our business plan and increase awareness of our senior move management services in our Local Network. It is expected that the advertising as described above will cost approximately $750  initially and then will incur an approximate monthly fee of $500.  We estimate that the work shirts will cost us $150 and the up-front costs for advertisements will be approximately $600. Our monthly advertisement cost of approximately $500 will be expended to keep our advertisements current and available for users in the Hudson Reporter, Yellow Pages, and local circulars. We are currently working on the design of our advertisements and logos for our shirts.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Income Tax

We are subject to state and federal income taxes in the U.S.  Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

OUR BUSINESS

Overview

Formerly we operated as Clutterbug for Seniors, LLC, a limited liability company organized on December 29, 2010, under the laws of the State of New Jersey. Pursuant to an Asset Transfer Agreement dated February 1, 2012, the Company acquired all of the outstanding assets and liabilities of Clutterbug for Seniors, LLC. For more detailed information, please refer to the Asset Transfer Agreement filed as Exhibit 2.1 to this Registration Statement on Form S-1.

We were incorporated on February 1, 2012, under the laws of the State of Nevada. Our business is focused on helping the elderly transition to a new living space by providing personalized moving assistance and support. As senior move managers, we service all aspects of an elderly individual’s move. We specialize in providing all of the personal and emotional assistance needed to make living transitions and relocations. This personal and emotional assistance we provide is incidental and in support of our business operations.

Our goal is to simplify a senior citizen's relocation by providing the personal assistance our clients need to move with ease. Our personal care and services are designed to help clients move efficiently by assisting with space and timetable planning, downsizing belongings, sorting possessions, organizing sales and donations, overseeing the transition of items to storage, packing and unpacking, setting up our client’s new residence, arranging third party moving services and coordinating the reception of our clients and their belongings with the Care Facilities.  The services in the preceding sentence are the core of our business operations which we receive monetary compensation.  Our principal office is located at 29 Church Street, South Orange, New Jersey 07079. We maintain a website at http://www.clutterbugseniors.com.

We are general members of the National Association of Senior Move Managers (“NASMM”), which provides accreditation, ethical guidelines, best practices, as well as marketing resources and partnerships in our industry.  In order to become a general member of NASMM we were required to accomplish the following:

•	Directly provide four of five core services to customers;
o	Customized Floor Plans
o	Move Management/Move Oversight
o	Sorting Services
o	Setting Up New Residence
o	Disposal/Dispersal of Remaining Items
•	Take and pass NASMM's two Cornerstone Courses: 1) Safety and 2) Ethics & Accountability;
•	Provide proof of general business liability insurance;
•	Provide two (2) letters of recommendation from senior clients we have moved; and
•	Provide a copy of our marketing material or a link to a live website that highlights our senior move management services.

Operation

We meet with our clients to consult about their needs, budget and timeline. We then create a personalized method to clear out the family home, which may include arranging of donations, coordination of the delivery of valuables and other personal items to family and friends as well as arrangement for short and long term storage.

Generally, our services are performed by our sole officer and director who we believe provides our clients with the attention to detail and personalized senior move management services needed to make a transition to an elderly care facility.  At the discretion of our sole officer and director, she may hire local independent contractors to assist in the organization, packing, unpacking, and logging of our client’s items into boxes, cartons and other storage containers that we provide.  Hiring a local independent contractor to assist with larger jobs will likely lower the profit margin for the Company.

Once hired by a client, our sole officer and director has an initial consultation and forms a plan, learns of the new location for transition and discusses goals and ideas for moving and/or storage of items.  Once this plan is set in place, our services begin by the logging of items, packing and unpacking of belongings, storage or disposal of non-necessities and general organization of the client’s belongings.  Once all of our client’s items have been arranged and organized, we hire a third party moving service on behalf of our clients to deliver their belongings to their new residence.  We do not perform background checks on the third party movers we hire for our clients. However, we hire only reputable third party moving services that are pre-approved by our clients.  In addition, if needed, we contact third party storage facilities on our client’s behalf to store belongings for safekeeping.

Once the items are ready to be delivered and the moving service has been hired, we coordinate the transition with the new adult care facility for the reception of our client’s belongings and the arrival of our client to their new residence.

Our initial agreement to begin services put our clients on notice that the Company is not responsible for any damage or theft of belongings.  The Company has a general liability insurance policy which is disclosed to our clients before beginning services.  We believe this is sufficient to protect us from liability for handling, transporting, and delivering a client’s belongings.

Marketing

Our marketing approach is focused on working with industry participants and service providers such as elderly residential placement agents, senior citizen residential property offices, organizations for the elderly, nursing homes, senior care facilities and rehabilitation clinics to assist prospective incoming resident and patients making the move to a new facility. We directly provide and distribute marketing and promotional documentation to these facilities as well as maintain an informative and interactive website. Word-of-mouth has proven to be our most valuable form of marketing. As previously disclosed, over the next 6 months we intend to market our services in one or more of the following manners:

-	Place an advertisement on yellow pages and have them send out text messages to subscribers advertising our services;
-	Advertise in local circulars;
-	Place an advertisement in the Hudson Reporter;
-	Purchase work shirts with our business logo on it so that we can have a professional appearance when bidding for jobs and working on jobs.

Customers

Clients of the Company consist of aging seniors and their adult children. Our customers are those looking to downsize from their family home, transfer to an assisted living facility, or require re-origination services for a variety of reasons.

Competition

There are various senior move management entities that compete with us for sales. We believe our business operations differ from our competition because of the unique personalized care we provide to each client.

To see the extent of our industry and the competition in our Local Network please refer to the NASMM interactive map located here: http://www.nasmm.org/findaMoveManager.cfm.

Below are a few examples of the Company’s competitors in its Local Network:

1.	Carative Move Managers, Montclair, New Jersey, www.carative.com/senior-moving-services.html

a.	Serving Northern NJ

b.	certified Geriatric Care Managers

2.	Let’s Get Organized, LLC, Park Ridge, New Jersey, http://www.lgorganized.com

a.	Serving Bergen & Passaic County, NJ and Rockland County, NY

b.	Specializes in chronic disorganization, professional organization and relocation

3.	A+ Transitions , New York, New York, http://www.a-plus-organizing.com

a.	Serving Manhattan, Brooklyn, Queens, Staten Island, Bronx, Westchester, Suffolk New York Counties, Bergen, Passaic, Hudson New Jersey Counties

b.	Specializing in creating a clutter free environment

The Company has similar business operations to the foregoing companies.  We believe the Company is of similar scale to these companies with respect to the size of operation, employee/independent contractor structure, revenue, experience of personnel and quality of services.  We believe the Company is able to compete with these businesses because:

1.
The market in the Local Network for the Company’s potential clients is large without many competitors. NASMM lists less than 100 Seniors Move Managers in our Local Network while these regions together have large populations of residents;

2.	Our business plan is to create strategic relationships with Care Facilities in our Local Network for repeated business;

3.	We provide unique personalized services which we believe set us apart from our competition; and

4.
Our commitment to the green movement makes us attractive to clients who care about our environment. We prevent waste through sales and donations of items that would otherwise go into a landfill. Additionally, we ensure proper disposal of electronics, batteries and medicine. We believe our dedication to the green movement makes us more attractive than companies who do not practice these policies and therefore gives us an advantage over our competitors.

Intellectual Property

We do not have any intellectual property, such as patents, know-how or trademarks. We do not have any licenses, franchises, concessions or royalty agreements.

Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to operate our business, such as business licensing requirements, income taxes and payroll taxes. In general, we do not believe the development and operation of our business is subject to special regulatory and/or supervisory requirements as a senior move management company focused on organization and transitional moving solutions for the elderly.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees

We have only one part-time employee, Victoria Young, who is employed elsewhere and has the flexibility to work for our company up to 30 hours per week. She is prepared to devote more time to our operations as may be required and as our finances permit. We intend to hire additional employees within the next 12 months. Additionally, we may retain consulting staff on a contract basis.

Facilities

Our principal executive office is located at 29 Church Street, South Orange, New Jersey 07079, and our telephone number is (201) 317-6922.  We do not have a lease agreement for this residential property and are permitted to use this property from family at no cost to conduct our business operations.  We do not believe there is any material risk with respect to our ability to continue to operate at our principal executive office.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Directors and Executive Officers

Our director holds office until the first annual meeting of the Company’s shareholders and until her successor(s) is elected and qualified, or until her death, resignation or removal. Our officer holds office at the pleasure of our board of director.  There are no agreements or understandings for our sole officer and director to resign at the request of another person and our sole officer and director is not acting on behalf of or will not act at the direction of any other person. The activities of our sole officer and director are material to the operation of the Company. No other person’s activities are material to the operation of the Company. Our sole officer and director, her age, position held, and duration of such are as follows:

Name	Age	Position

Victoria Young	25	President, Chief Executive Officer and Director

Victoria Young, age 25, has served as our president, chief executive officer and sole director since inception. From November 2011 to present, Ms. Young has been employed as an agent assistant at Abrams Artist Agency, located in Manhattan, New York. In this role Ms. Young acts as a liaison between advertisement agency producers, casting directors and talent to find roles which fit the characteristics of the agency’s clients.  From June 2006 to September 2011, Ms. Young was employed as an administrator at Delta Resources International, a boutique search firm for technology companies and sales executives located in North Jersey. In this role Ms. Young was responsible for maintaining client relations, arranging meetings, conducting research to find new leads and reviewing materials for prospective clients.  Since December 2010, Ms. Young has provided senior move management services with the Company. Ms. Young attended the University of Colorado at Boulder where she earned an undergraduate degree in International Affairs.  We believe Ms. Young’s education, experience communicating with clients, arranging meetings, and conducting research to find new leads as an agent assistant and administrator provide the necessary attributes to serve as a director of the Company. Ms. Young does not currently serve as a director of any other entity and none of the foregoing entities mentioned are a parent, subsidiary or affiliate of the Company.

Family Relationships

Victoria Young is the sole officer and director of the Company. As a result, there are no family relationships among any of the directors and executive officers or any person(s) nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

Our director and officer has not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our director and officer has not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We adhere to the code of conduct and ethics as outlined by the National Association of Senior Move Managers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

Name and Principal Position	Year Ended November 30	Salary ($)(2)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Victoria Young	2012	$2,352	-	8,000	(1)	-	-	-	-	$10,352
chief executive officer and sole director	2011	$0	-	-		-	-	-	-	$0

(1)	Represents 8,000,000 founder shares of common stock valued at $0.001/share.
(2)
The amount reflected in this column is the salary accrued but not paid to our sole officer and director. We determined this salary amount by communicating with clients, competitors and service providers to find the standard market salary in the senior move management industry. We also took into consideration our revenues, operating expenses and net loss.  If our business operations do not increase we may have to decrease the salary of our sole officer and director.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of November 30, 2012.

Director Compensation

Our director is reimbursed for expenses incurred by her in connection with attending board of director meetings. She does not receive any other compensation for serving on the board of directors, but may participate in our incentive compensation program, once such a program is established.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our sole director.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer, and we are not obligated to pay severance or other enhanced benefits to our executive officer upon termination of her employment.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of our sole director, executive officer, promoters or control persons during the past ten years.

Employment Agreements

We have entered into an Employment Agreement with Victoria Young, our sole officer and director. For more detailed information, please refer to the Amended and Restated Employment Agreement filed as Exhibit 10.1 to this Amended Registration Statement on Form S-1.

Board of Directors

Our director holds office until the next annual meeting of shareholders and until her successors have been duly elected and qualified. Our officer is elected by and serves at the discretion of the board of directors.

Our director is reimbursed for expenses incurred by her in connection with attending board meetings, but she does not receive any other compensation for serving on the board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

On February 1, 2012, the Company issued 8,000,000 shares of common stock to its founder having a fair value of $8,000 ($0.001/share) in exchange for services rendered.

Other than stated above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Our director or officer;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our shares; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of August 28, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of this prospectus.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The percentage is calculated based on 9,150,000 shares of our common stock outstanding as of August 28, 2013.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class

Executive Officers and Directors
Victoria Young 29 Church Street South Orange, New Jersey 07079	Common Stock	8,000,000	87.43%

Directors and executive officers as a group (1 persons)	Common Stock	8,000,000	87.43%
Other 5% Holders:
None

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 65,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of blank check preferred stock, par value of $0.001 per share. As of August 28, 2013, there were 9,150,000 shares of our common stock issued and outstanding held by 33 holders of record of our common stock.  None of our blank check preferred stock is issued and outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	our obligations to holders of any preferred stock we may issue;
•	income tax consequences; and
•	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue 10,000,0000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Transfer Agent

We do not currently have a transfer agent. However, upon effectiveness of this Amended Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling security holders consist of 750,000 shares of our common stock held by 30 stockholders. Such shares were sold in our private offering pursuant to Regulation D Rule 506 completed on August 1, 2012 at an offering price of $0.01 per share.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  August 28, 2013, and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Full Name **	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering

Charles Silverman	25,000	25,000	0	*
Adam Hammaker	25,000	25,000	0	*
Stephen Biegel	25,000	25,000	0	*
Robert Slotopolsky	25,000	25,000	0	*
Scott Sica	25,000	25,000	0	*
Jason Silverman	25,000	25,000	0	*
Salvatore Domingo	25,000	25,000	0	*
Diane Murillo	25,000	25,000	0	*
Kevin Brennan	25,000	25,000	0	*
Adam Katz	25,000	25,000	0	*
Yonathan Zloczewski	25,000	25,000	0	*
Barry Mont	25,000	25,000	0	*
Jonathan Leschen	25,000	25,000	0	*
Ira Lupon	25,000	25,000	0	*
Caroline Falchier	25,000	25,000	0	*
Frederick Rizk	25,000	25,000	0	*
Jared Druckman	25,000	25,000	0	*
Robert Druckman	25,000	25,000	0	*
Ann Bendelli	25,000	25,000	0	*
Donald Bernstein	25,000	25,000	0	*
Martin Scott	25,000	25,000	0	*
Michele Young	25,000	25,000	0	*
Gerald Krasker	25,000	25,000	0	*
Jane Krasker	25,000	25,000	0	*
Fredric Virgilio	25,000	25,000	0	*
Lauren Gavin	25,000	25,000	0	*
Maximillian Young	25,000	25,000	0	*
Jill Scott	25,000	25,000	0	*
Richard Nunziata	25,000	25,000	0	*
Janet Joyce-Bertschi	25,000	25,000	0	*

* Less than 1%.

** The common stock being registered for resale will not be eligible for resale under Rule 144 of the Securities Act of 1933 until the conditions of Rule 144(i) are met because we are a shell company as defined in Rule 12b-2 of the Exchange Act.
__________________
(1)	Janet Joyce-Bertschi is the mother of the chief executive officer and director of the Company.

(2)	Maximillian Young is the brother of the chief executive officer and director of the Company.

(3)	Robert Druckman is the father of Jared Druckman.

(4)	Martin Scott is the husband of Jill Scott.

(5)	Gerald Krasker is the husband of Jane Krasker.

(6)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling security holder has the sole investment and voting power with respect to all shares shown as beneficially owned by such selling security holder, except as otherwise indicated in the footnotes to the table.

(7)	As of August 28, 2013, there were 9,150,000 shares of common stock issued and outstanding.

Other than any of the relationships listed in the footnotes above, to our knowledge, none of the selling stockholders or their beneficial owners:

–	has had a material relationship with us other than as a stockholder at any time within the past three years; or
–	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
–	are broker-dealers or affiliated with broker-dealers related to this offering.

PLAN OF DISTRIBUTION

These dispositions will be at a specified fixed price of $0.02 per share, for the duration of the offering.

Additionally, we are deemed a shell company as defined by Rule 12b-2 of the Exchange Act, which status prevents investors from reselling our shares pursuant to Rule 144 unless and until 12 months after we are no longer considered a shell company and all the conditions of Rule 144(i) are met.

The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Naccarato & Associates located at 1100 Quail Street, Suite 100, Newport Beach, California 92660.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by Silberstein Ungar, PLLC, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

At this time, we do not intend to register our common stock under Section 12(g) of the Exchange Act by filing a Form 8-A with the SEC. As a result, there are certain consequences to investors of the Company being a Section 15(d) registrant. As a Section 15(d) registrant, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. Thus, if we do not register our common stock under Section 12 by filing a Form 8-A, we may not have an ongoing periodic reporting obligation and we may not be subject to the SEC's proxy, tender offer, and short selling insider trading rules of Section 12 registrants.

CLUTTERBUG MOVE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

November 30, 2012 and the three months ended May 31, 2013, six months ended May 31, 2013 and the period from December 29, 2010 (Inception) to May 31, 2013

CLUTTERBUG MOVE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)

NOVEMBER 30, 2012

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Clutterbug Move Management, Inc.
South Orange, New Jersey

We have audited the accompanying balance sheets of Clutterbug Move Management, Inc. (a development stage company) as of November 30, 2012 and 2011 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended November 30, 2012 and the periods from December 29, 2010 (date of inception) to November 30, 2012 and 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement .  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clutterbug Move Management, Inc. as of November 30, 2012 and 2011, and the results of its operations and its cash flows for the year ended November 30, 2012 and the periods from December 29, 2010 (date of inception) to November 30, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Company determined that it incorrectly valued common stock issued to its founder. The Company is now valuing the issuance at the fair market value in the date of issuance.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar PLLC

Silberstein Ungar, PLLC
Bingham Farms, Michigan
March 3, 2013, except for the effects of the correction of the accounting error disclosed in Note 3, as to which the date is August 23, 2013

CLUTTERBUG MOVE MANAGEMENT, INC.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF NOVEMBER 30, 2012 AND 2011

ASSETS	2012	2011
	(As Restated Note 3)
Current Assets
Cash and cash equivalents	$6,954	$314
Account receivable	1,063	200
Prepaid expenses	590	-

Total Assets	$8,607	$514

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$7,293	$-
Accrued officers salary	2,352	-
Total Liabilities	9,645	-

Stockholders’ Equity (Deficit)
Preferred stock – $.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock – $.001 par value, 65,000,000 shares authorized, 9,150,000 and 0 shares issued and outstanding as of November 30, 2012 and 2011	9,150	-
Additional paid in capital	18,510	-
Members’ equity	-	514
Accumulated deficit	(28,698)	-
Total Stockholders’ Equity (Deficit)	(1,038)	514

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$8,607	$514

See accompanying notes to financial statements.

CLUTTERBUG MOVE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED NOVEMBER 30, 2012 AND
FOR THE PERIODS FROM DECEMBER 29, 2010 (INCEPTION) TO NOVEMBER 30, 2011 AND 2012

	For the year ended November 30, 2012 (As Restated Note 3)	For the period from December 29, 2010 (Inception) to November 30, 2011	For the period from December 29, 2010 (Inception) to November 30, 2012 (As Restated Note 3)

REVENUES	$2,952	$5,695	$8,647

OPERATING EXPENSES
Salary expense	21,552	3,502	25,054
Professional fees	6,480	-	6,480
General and administrative	3,652	2,159	5,811
TOTAL OPERATING EXPENSES	31,684	5,661	37,345

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAX	(28,732)	34	(28,698)

PROVISION FOR INCOME TAX	-	-	-

NET LOSS	$(28,732)	$34	$(26,698)

LOSS PER SHARE:
Basic and diluted	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	8,882,261

See accompanying notes to financial statements.

CLUTTERBUG MOVE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
OF NOVEMBER 30, 2012

	Common Stock		Additional Paid-in	Members’	Deficit Accumulated During the Development
	Shares	Amount	Capital	Equity	Stage	Total

Balance, December 29, 2010 (Inception)	-	$-	$-	$-	$-	$-

Contributed capital				480		480

Net income for the period ended November 30, 2011	-	-	-	34	-	34

Balance, November 30, 2011	-	-	-	514	-	514

Net income for the period from December 1, 2011 to January 31, 2012	-	-	-	311	(311)	0

Member’s equity converted to stock	200,000	200	280	(480)	-	-

Net assets transferred to Corporation	-	-		(345)	345	-

Issuance of common stock to founders for services rendered at $0.0024 per share (As Restated Note 3)	8,000,000	8,000	11,200	-	-	19,200

Common stock issued for services at $.0024 per share	200,000	200	280	-	-	480

Common stock sold for cash at $.01 per share	750,000	750	6,750	-	-	7,500

Net loss for the year ended November 30, 2012	-	-	-	-	(28,732)	(28,732)

Balance, November 30, 2012	9,150,000	$9,150	$18,510	$-	$(28,698)	$1,038

See accompanying notes to financial statements.

CLUTTERBUG MOVE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED NOVEMBER 30, 2012 AND
FOR THE PERIODS FROM DECEMBER 29, 2010 (INCEPTION) TO NOVEMBER 30, 2011 AND 2012

	For the year ended November 30, 2012	For the period from December 29, 2010 (Inception) to November 30, 2011	For the period from December 29, 2010 (Inception) to November 30, 2012
	(As Restated Note 3)		(As Restated Note 3)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(28,732)	$34	$(28,698)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Stock compensation	19,680	-	19,680
Change in assets and liabilities:
Increase in accounts receivable	(863)	(200)	(1,063)
Increase in prepaid expenses	(590)	-	(590)
Increase in accounts payable and accrued expenses	7,293	-	7,293
Increase in accrued salaries	2,352	-	2,352
Net Cash Used in Operating Activities	(860)	(166)	(1,026)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital		480	480
Proceeds from sale of common stock	7,500	-	7,500
Net Cash Provided by Financing Activities	7,500	480	7,980

Net Increase in Cash and Cash Equivalents	6,640	314	6,954

Cash and Cash Equivalents, Beginning of Period	314	-	-

Cash and Cash Equivalents, End of Period	$6,954	$314	$6,954

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Net assets of LLC transferred to corporation	$345	$-	$345
Member’s equity converted to common stock	$480	$-	$480

See accompanying notes to financial statements.

CLUTTERBUG MOVE MANAGEMENT, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
Clutterbug Move Management, Inc. (the “Company”) provides moving services to the elderly who are seeking a transition to a new location by providing personalized moving assistance and support. As professional senior move managers, our team services all aspects of a life move for the elderly. Clutterbug for Seniors, LLC was formed on December 29, 2010, under the laws of the State of New Jersey. The Company was incorporated in the State of Nevada on February 1, 2012. On February 14, 2012, the Company acquired Clutterbug for Seniors, LLC, a New Jersey limited liability company.

We presently maintain our principal offices in New Jersey.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to accounting and reporting by development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a November 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At November 30, 2012 and 2011, the Company had $6,954 and $314 of unrestricted cash to be used for future business operations. There we no cash equivalents at November 30, 2012 and 2011.

Fair Value of Financial Instruments
For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The Company’s financial instruments include cash, accounts receivable, prepaid expenses, accounts payable, and accrued expenses. The carrying amount of the Company’s short term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Risks and Uncertainties
The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.  See Note 2 regarding going concern matters.

Segment Information
For years ended November 30, 2011 and 2012, the Company only operated in one segment; therefore, segment information has not been presented.

CLUTTERBUG MOVE MANAGEMENT, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk
The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Income Taxes
The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “ Income Taxes ,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,”  clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company would recognize interest and penalties related to unrecognized tax benefits in income tax expense. At November 30, 2012 and 2011, respectively, the Company did not record any liabilities for uncertain tax positions.

Earnings per Share
In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company did not have any potential common stock equivalents at November 30, 2012 and 2011.

Share-Based Payments
Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded as general and administrative expense

Revenue Recognition
The Company records revenue for services rendered when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product/service is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured. There is no stated right of return for products/services.

CLUTTERBUG MOVE MANAGEMENT, INC.
 (A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of options granted as compensation, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Recent Accounting Pronouncements
ASU No. 2011-02; A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring (“TDR”).  In April, 2011, the FASB issued ASU No. 2011-02, intended to provide additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring. The amendments in this ASU are effective for the first interim or annual period beginning on or after June 15, 2011, and are to be applied retrospectively to the beginning of the annual period of adoption. As a result of applying these amendments, an entity may identify receivables that are newly considered impaired. Early adoption is permitted. The Company intends to adopt the methodologies prescribed by this ASU by the date required, and is continuing to evaluate the impact of adoption of this ASU.

ASU No. 2011-03; Reconsideration of Effective Control for Repurchase Agreements.  In April, 2011, the FASB issued ASU No. 2011-03. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.

The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-04; Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.   In May, 2011, the FASB issued ASU No. 2011-04. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed.  This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs.  The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.

CLUTTERBUG MOVE MANAGEMENT, INC.
 (A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income.  In June, 2011, the FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recency of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

NOTE 2 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $17,532 and net cash used in operations of $860 for the year ended November 30, 2012.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence. The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

CLUTTERBUG MOVE MANAGEMENT, INC.
  (A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2012

NOTE 3 – RESTATEMENT

As a result of comments received by the Securities and Exchange Commission, the Company determined that it incorrectly valued common stock issued to its founder. The  Company is now valuing the issuance at the fair market value in the date of issuance.

	Previously		Restated as
	Reported as of		of
	November 30,	Effect of	November 30,
	2012	Restatement	2012

Changes to Balance Sheet
Additional paid in capital	$7,310	$11,200	$18,900
Accumulated deficit	$(17,498)	$(11,200)	$(28,698)

Changes to Statement of Income
Salary expense	$10,352	$11,200	$21,552
Net (loss)	$(17,532)	$(11,200)	$(28,732)

Changes to Statement of Cash Flows
Net loss	$(17,532)	$(11,200)	$(28,732)
Stock compensation	$8,480	$11,200	$19,680

CLUTTERBUG MOVE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2012

NOTE  4 – INCOME TAXES

From inception, December 29, 2010 to January 31, 2012, the Company, with the consent of its shareholder, elected to be taxed as a sole proprietorship under the provisions of the Internal Revenue Code. Instead of paying federal corporate income taxes, the members of a Limited Liability Corporation are taxed individually on their proportionate share of the Company’s taxable income.

Effective February 1, 2012 the Company became taxable as a regular corporation under the provisions of the Internal Revenue Code.

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $28,700 at November 30, 2012, expiring through 2031. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

The provision for Federal income tax consists of the following at November 30:

2012
Federal income tax benefit attributable to:
Current operations	$9,758
Less: valuation allowance	(9,758)
Net provision for Federal income tax	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2012
Deferred tax asset attributable to:
Net operating loss carryover	$9,758
Valuation allowance	(9,758)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

CLUTTERBUG MOVE MANAGEMENT, INC.
  (A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2012

NOTE  5 – STOCKHOLDERS’ EQUITY (DEFICIT)

Clutterbug for Seniors, LLC was formed on December 29, 2010, under the laws of the State of New Jersey. The Company was incorporated in the State of Nevada on February 1, 2012.

On February 1, 2012, the Company issued 8,000,000 shares of common stock to the founder ($0.0024/share) for services rendered.  The Company expensed the $19,200 immediately.

Concurrent with the incorporation of Clutterbug for Seniors, LLC on February 1, 2012, the Company converted member’s equity of $480 from an LLC investor to 200,000 shares of common stock ($0.0024/share).

On February 1, 2012 the Company issued 200,000 shares of common stock for services value at $480 ($0.0024/share) the current cash offering price on that date of issuance.

During the year ended November 30, 2012, the Company issued 750,000 shares of common stock for proceeds of $7,500 ($0.01/share).

NOTE  6 – COMMITMENTS AND CONTINGENCIES

Litigations, Claims and Assessments
From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Employment Agreement
On October 27, 2012 the Company entered into an employment agreement with its President.  The President is to be paid $25,000 per annum.  In addition to the Base Salary, the Executive may receive a performance bonus equal to Fifty Percent (50%) of the Company’s net income at the end of the Company’s fiscal year, provided that the revenue of the Company is Fifty Thousand Dollars $50,000 for the year 2013. Notwithstanding anything to the contrary, the Executive’s bonus shall not exceed Twenty Five Thousand Dollars $25,000. The Agreement automatically extends for additional terms of successive one-year periods unless the company or the executive gives written notice to the other of the termination at least 30 days prior to the expiration of the one-year period.  At November 30, 2012,  the Company’s President was owed accrued salary of $2,352.

NOTE  7 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to November 30, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than those discussed above.

CLUTTERBUG MOVE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)

May 31, 2013

Balance Sheets as of May 31, 2013 and November 30, 2012 (unaudited)	F-14

Statements of Operations for the three and six months ended May 31, 2013 and 2012 and for the periods from December 29, 2010 (date of inception) to May 31, 2013 (unaudited)	F-15

Statement of Cash Flows for the six months ended May 31, 2013 and 2012 and for the periods from December 29, 2010 (date of inception) to May 31, 2013 (unaudited)	F-16

Notes to Financial Statements	F-17

CLUTTERBUG MOVE MANAGEMENT, INC AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(UNAUDITED)

ASSETS

	May 31,	November 30,
CURRENT ASSETS	2013	2012
	(As Restated Note 3)

Cash	$3,008	$6,955
Accounts receivable, net	-	1,063
Prepaid expenses and other current assets	119	589
TOTAL CURRENTS ASSETS	3,127	8,607

TOTAL ASSETS	$3,127	$8,607

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$11,861	$7,293
Accrued salary officers	14,852	2,352
TOTAL LIABILITIES	26,713	9,645

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 65,000,000 shares authorized, 9,150,000 shares issued and outstanding, as of May 31, 2013 and November 31, 2012	9,150	9,150
Additional paid in capital	20,350	7,310
Accumulated deficit	(51,246)	(17,498)
TOTAL STOCKHOLDERS' DEFICIT	(23,586)	(1,038)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,127	$8,607

CLUTTERBUG MOVE MANAGEMENT, INC AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED MAY 31, 2013 AND 2012 AND
FOR THE PERIODS FROM DECEMBER 29, 2010 (INCEPTION) TO MAY 31, 2013
(UNAUDITED)

					For the period from
					December 29, 2010
	For The Three Months Ended		For The Six Months Ended		(Inception) to
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012 (As Restated Note 3)	May 31, 2013 (As Restated Note 3)

REVENUES	$252	$1,312	$984	$1,889	$9,631

OPERATING EXPENSES

Salary expense	6,250	100	12,500	19,200	37,554
Selling, general and administrative	4,346	235	5,507	1,222	11,987
Legal and professional	3,025	-	5,525	-	11,336
Total Operating Expenses	13,621	335	23,532	9,222	49,677

Net loss from operations	(13,369)	977	(22,548)	(18,533)	(51,246)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(13,369)	977	(22,548)	(18,533)	(51,246)

PROVISION FOR INCOME TAXES	-	-	-	-	-

NET INCOME / (LOSS)	$(13,369)	$977	$(22,548)	$(18,533)	$(51,246)

Net loss per share - basic and diluted	$(0.00)	$0.00	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - basic and diluted	9,150,000	9,150,000	8,591,667	8,650,275

CLUTTERBUG MOVE MANAGEMENT, INC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED MAY 31, 2013 AND 2012 AND
FOR THE PERIODS FROM DECEMBER 29, 2010 (INCEPTION) TO MAY 31, 2013
(UNAUDITED)

	For The Six Months Ended May 31, 2013	For The Six Months Ended May 31, 2012 (As Restated Note 3)	For the period from December 29, 2010 (Inception) to May 31, 2013 (As Restated Note 3)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,548)	$(18,533)	$(51,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation	-	19,680	19,680
Changes in operating assets and liabilities:
Decrease / (increase) in accounts receivable	1,063	(125)	-
Increase in prepaid expenses	470	-	(120)
Increase in accounts payable and accrued expenses	4,568	-	11,862
Increase in accrued salaries	12,500	-	14,852
Net Cash Used In Operating Activities	(3,947)	1,022	(4,972)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital	-	-	480
Sale of common stock, net of offering costs	-	4,000	7,500
Net Cash Provided by Financing Activities	-	4,000	7,980

NET INCREASE IN CASH	(3,947)	5,022	3,008

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,955	314	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,008	$5,336	$3,008

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

CLUTTERBUG MOVE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
Clutterbug Move Management, Inc. (the “Company”) provides moving services to the elderly who are seeking a transition to a new location by providing personalized moving assistance and support. As professional senior move managers, the Company services all aspects of a life move for the elderly. Clutterbug for Seniors, LLC was formed on December 29, 2010, under the laws of the State of New Jersey. The Company was incorporated in the State of Nevada on February 1, 2012. On February 14, 2012, the Company acquired Clutterbug for Seniors, LLC, a New Jersey limited liability company. We presently maintain our principal offices in New Jersey.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to accounting and reporting by development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information necessary for a comprehensive presentation of financial position and results of operations. The interim results for the period ended May 31, 2013 are not necessarily indicative of results for the full fiscal year. It is management’s opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a November 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At May 31, 2013 and November 30, 2012, the Company had $3,008 and $6,955 of unrestricted cash to be used for future business operations. There were no cash equivalents at May 31, 2013 and November 30, 2012.

Fair Value of Financial Instruments
For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The Company’s financial instruments include cash, accounts receivable, prepaid expenses, accounts payable, and accrued expenses. The carrying amount of the Company’s short term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Risks and Uncertainties
The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure. See Note 2 regarding going concern matters.

Segment Information
For the period ended May 31, 2013 and the year ended November 30, 2012, the Company only operated in one segment; therefore, segment information has not been presented.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk
The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Income Taxes
The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “ Income Taxes ,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company would recognize interest and penalties related to unrecognized tax benefits in income tax expense. At November 30, 2012 and 2011, respectively, the Company did not record any liabilities for uncertain tax positions.

Earnings per Share
In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company did not have any potential common stock equivalents at May 31, 2013 and 2012.

Share-Based Payments
Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded as general and administrative expense

Revenue Recognition
The Company records revenue for services rendered when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product/service is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured. There is no stated right of return for products/services.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of options granted as compensation, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Recent Accounting Pronouncements
ASU No. 2011-02; A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring (“TDR”). In April, 2011, the FASB issued ASU No. 2011-02, intended to provide additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring. The amendments in this ASU are effective for the first interim or annual period beginning on or after June 15, 2011, and are to be applied retrospectively to the beginning of the annual period of adoption. As a result of applying these amendments, an entity may identify receivables that are newly considered impaired. Early adoption is permitted. The Company intends to adopt the methodologies prescribed by this ASU by the date required, and is continuing to evaluate the impact of adoption of this ASU.

ASU No. 2011-03; Reconsideration of Effective Control for Repurchase Agreements. In April, 2011, the FASB issued ASU No. 2011-03. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.

The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-04; Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. In May, 2011, the FASB issued ASU No. 2011-04. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs. The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public

The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income. In June, 2011, the FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recent timing  of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

NOTE 2 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $22,548 and net cash used in operations of $3,947 for the six months ended May 31, 2013.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence. The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 –  RESTATEMENT

As a result of comments received by the Securities and Exchange Commission, the Company determined that it incorrectly valued common stock issued to its founder. The Company is now valuing the issuance at the fair market value in the date of issuance

	Previously		Restated as
	Reported as of		of
	May 31	Effect of	May 31,
	2013	Restatement	2012

Changes to Balance Sheet
Additional paid in capital	$9,150	$11,200	$20,350
Accumulated deficit	$(40,046)	$(11,200)	$(51,246)

Changes to Statement of Income six months ended May 31, 2012
Salary expense	$8,000	$11,200	$19,200
Net Income / (loss)	$(7,333)	$(11,200)	$(18,533)

Changes to Statement of Cash Flows
Net loss	$(7,333)	$(11,200)	$(18,533)
Stock compensation	$8,480	$11,200	$19,680

NOTE  4 – STOCKHOLDERS’ EQUITY (DEFICIT)

Clutterbug for Seniors, LLC was formed on December 29, 2010, under the laws of the State of New Jersey. The Company was incorporated in the State of Nevada on February 1, 2012.

On February 1, 2012, the Company issued 8,000,000 shares of common stock to the founder ($0.001/share) for services rendered. The Company expensed the $8,000 immediately.

Concurrent with the incorporation of Clutterbug for Seniors, LLC on February 1, 2012,the Company converted member’s equity of $480 from an LLC investor to 200,000 shares of common stock ($0.0024/share).

On February 1, 2012 the Company issued 200,000 shares of common stock for services value at $480 ($0.0024/share) the current cash offering price on that date of issuance.

During the year ended November 30, 2012, the Company issued 750,000 shares of common stock for proceeds of $7,500 ($0.01/share).

NOTE  5 – COMMITMENTS AND CONTINGENCIES

Litigations, Claims and Assessments
From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Employment Agreement
On October 27, 2012 the Company entered into an employment agreement with its President. The President is to be paid $25,000 per annum. In addition to the Base Salary, the Executive may receive a performance bonus equal to Fifty Percent (50%) of the Company’s net income at the end of the Company’s fiscal year, provided that the revenue of the Company is Fifty Thousand Dollars $50,000 for the year 2013. Notwithstanding anything to the contrary, the Executive’s bonus shall not exceed Twenty Five Thousand Dollars $25,000. The Agreement automatically extends for additional terms of successive one-year periods unless the company or the executive gives written notice to the other of the termination at least 30 days prior to the expiration of the one-year period. At May 31, 2013 and November 30, 2012, the Company’s President was owed accrued salary of $14,852 and $2,352, respectively.

NOTE  6 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to May 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than those discussed above.

750,000 Shares of Common Stock

CLUTTERBUG MOVE MANAGEMENT, INC.
______________________

PROSPECTUS
______________________

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ______________ , 2013

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$4
Federal Taxes	$35
State Taxes and Fees	$25
Accounting fees and expenses	$6,000
Legal fees and expense	$4,000
Blue Sky fees and expenses	$65
Miscellaneous	$225
Total	$10,354

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14  Indemnification of Directors and Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)
We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)
We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest.  We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)
To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

Since incorporation on February 1, 2012, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On February 1, 2012, we issued 8,000,000 shares of common stock to our founder for services rendered to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On February 1, 2012, we issued 200,000 shares of common stock each to two consultants for services rendered to the Company. These services included corporate formation, corporate structuring and marketing consulting services.  Each consultant’s services were valued at approximately $480. These individuals assisted us in filing our articles of incorporation, drafting corporate minutes and adopting corporate by laws. Additionally, these individuals assisted with our marketing efforts by preparing the layout and hosting of our webpage and in researching and analyzing the best available marketing opportunities for us (i.e. through the yellow pages, by passing out flyers or paying for leads). These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

From February 6, 2012 through August 1, 2012, the Company completed a private placement by issuing a total of 750,000 shares of common stock to 30 investors, at a price per share of $0.01 for an aggregate offering price of $7,500. These securities were not registered under the Securities Act of 1933 (the “Securities Act”). Such issuance of securities was exempt from registration under the safe harbor provided by Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of investors, which included, in pertinent part, that such investors were sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D, and upon such further representations from the investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor in the Subscription Agreement prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

Item 16.  Exhibits.

Exhibit No.	Description

2.1	Asset Transfer Agreement *
3.1	Articles of Incorporation *
3.1.2	Certificate of Correction *
3.2	Bylaws *
5.1	Opinion of Naccarato & Associates
10.1	Amended and Restated Employment Agreement **
10.2	Description of Verbal Agreement **
23.1	Auditor Consent
23.2	Opinion of Naccarato & Associates (included in Exhibit 5.1)

*Incorporated herein by reference to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on March 14, 2013.

**Incorporated herein by reference to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on June 27, 2013.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South Orange, State of New Jersey on  August 28, 2013.

Clutterbug Move Management, Inc.

By:	/s/ Victoria Young
Victoria Young
President, Chief Executive Officer and Director
(Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Victoria Young	President, Chief Executive Officer and Director	August 28, 2013
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)